UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: June 29, 2005

SAN Holdings, Inc.
(Exact name of registrant as specified in its charter)

Colorado	0-16423	84-0907969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9800 Pyramid Court, Suite 130, Englewood, CO 80112
(Address of Principal Executive Offices) (Zip Code)

(303) 660-3933
Registrant’s telephone number, including area code

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On June 27, 2005, SAN Holdings, Inc. (the “Company”) approved the issuance to the Company’s majority shareholder, Sun Solunet LLC (“Sun Solunet”), a stock purchase warrant (the “Guaranty Warrant”) to purchase 480,969 shares of the Company’s common stock, no par value per share (the “Common Stock”) at an exercise price of $0.001 per share. The Guaranty Warrant was issued on June 29, 2005 (the “Issue Date”), and is immediately exercisable. The form of the Guaranty Warrant was previously filed as an exhibit to the Company’s Amended Current Report on Form 8-K/A filed with the Securities and Exchange Commission on April 3, 2003 (the “April 2003 Current Report”).

The Common Stock issuable by the Company upon the exercise of the Guaranty Warrant represents approximately 0.5% of the Company’s outstanding Common Stock as of the Issue Date. As a result, giving effect to the exercise of the Guaranty Warrant (but not to the exercise of any other outstanding warrants or options), Sun Solunet will hold approximately 59% of the outstanding common stock of the Company (inclusive of the Guaranty Warrant).

The Company does not expect to receive cash proceeds from the issuance of the Guaranty Warrant. If the entire Guaranty Warrant is exercised, the Company will receive a total of $481. However, no assurance can be given that the Guaranty Warrant will be exercised.

The Guaranty Warrant was issued to Sun Solunet in consideration for the $1.5 million increase in the size of the guaranty provided by the Guarantor on the revolving credit line (the “Harris Facility”) of up to $11.5 million of the Company with Harris N.A. (formerly known as Harris Trust and Savings Bank) (“Harris Trust”). The Company and Sun Solunet agreed that the number of shares exercisable under the Guaranty Warrant would be calculated pursuant to the same formula set forth in the letter agreement dated March 31, 2003 (“Credit Support Agreement”), among the Company, Sun Solunet and the Guarantor, based on the amount that the outstanding guaranty provided on behalf of the Company by the Guarantor on the Harris Facility exceeds $3.0 million as of May 16, 2005 (as if the additional $1.5 million guaranty was in place as of May 16, 2005). The Credit Support Agreement was filed as an exhibit to the Company’s April 2003 Current Report.

Until the Company reduces the guaranteed debt to $3.0 million or less, it will be required to issue additional warrants to Sun Solunet at six-month intervals in the future (each May and November), according to formulas applicable to each such date, as disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004. As of the Issue Date, the Company has outstanding borrowings on the Harris Trust revolving credit line of approximately $11.5 million.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
4.01	Form of Warrant*
____________________ *Incorporated by reference to Annex A of Exhibit 2.3 to the Registrant's amended Current Report on Form 8-K/A filed on April 3, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SAN HOLDINGS, INC.

By:	/s/ Robert C. Ogden
Robert C. Ogden, Vice President, Chief Financial Officer and Secretary

Date: June 29, 2005